EXHIBIT 23(c)







                                 April 21, 1999




Columbus Energy Corp.
1660 Lincoln Street, Suite 2400
Denver, Colorado 80264

Huddleston & Co., Inc., consents to the use of its name and its report dated January 7, 1999, entitled "Columbus Energy Corp., Berry R. Cox Field, Estimated Reserves and Revenues, as of November 30, 1998, Constant Product Prices" in whole or in part by Columbus Energy Corp. (Columbus) in Columbus' Form S-3 to the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts."

                                         For and On Behalf of

                                         HUDDLESTON & CO., INC.



                                        /s/ Peter D. Huddleston
                                        -------------------------
                                        Peter D. Huddleston, P.E.
                                        President

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